                                                                REDACTED VERSION


                                 EXHIBIT 10.11

                                       To

                        Targeted Genetics Corporation's

                                   Form 10-K

                               For the Year Ended

                               December 31, 1997

     "[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.11

                          EXCLUSIVE LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into this 14th day of March 1994 by and between: Medical College of Ohio, a public institution of higher education, having administrative offices in Toledo, Ohio 43699 (hereinafter referred to as "LICENSOR") and Targeted Genetics Corporation, having administrative offices in Seattle, Washington 98101, (hereinafter referred to as "LICENSEE").

     WHEREAS, Dr. James Trempe and Qicheng Yang, while employed by the Medical College of Ohio, has invented a technology entitled "Cell Lines that Inducibly Express Adeno-associated Virus (AAV) Proteins" (hereinafter referred to as the "Invention") and Dr. Trempe is under obligation to assign all his rights, title and interest in and to the invention to LICENSOR, and LICENSOR will take appropriate steps to have Dr. Trempe assign such rights to LICENSOR;

     WHEREAS, the Invention was developed with the financial support of the National Institutes of Health, the March of Dimes Birth Defects Foundation and the Ohio Cancer Research Associates which have an interest in seeing the Invention used in a manner consistent with the public interest;

     WHEREAS, LICENSOR warrants and represents that upon assignment of the Invention to LICENSOR that it will be the sole and exclusive owner of all Dr. Trempe's rights, title and interest in and to the Invention or, should patent rights not be obtainable, to Know-how provided by Dr. Trempe relating to the Invention, and in and to any patent application(s), both foreign and domestic, that are pending and/or may hereafter be filed on the Invention;

     WHEREAS, LICENSEE desires to obtain an exclusive license under any and all of LICENSOR's interest in Patent Rights, both foreign and domestic, that may hereafter be sought and/or granted on the Invention, granting to LICENSEE the exclusive right to make, have made, use and/or sell the Invention;

     WHEREAS, LICENSOR desires that the aforesaid Invention be developed, utilized and commercially exploited to the fullest extent and is willing to grant an exclusive license to LICENSEE in accordance with the terms and conditions hereinafter specified;

     NOW, THEREFORE, the LICENSOR and LICENSEE agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1 "Licensed Patent Rights", as used herein, shall mean U.S. Patent Application Serial No. 08/151,065 and any other patent applications or patents covering "Licensed Materials". The term "Licensed Patent Rights" shall include any divisions, continuations, continuation-in-part or reissues, and all foreign counterparts thereof, covering "Licensed Materials".

     1.2 "Licensed Materials", as used herein, shall mean cell lines that inducibly express adeno-associated virus (AAV) proteins developed by James P. Trempe, Ph.D., Biochemistry & Molecular Biology, MCO (hereinafter referred to as "Investigator"), and improvements made by "Investigator" to such cell lines which exist as of the date of execution of this Agreement or are conceived of and reduced to practice by "Investigator" during the five (5) year period beginning on the effective date of this Agreement and are owned by LICENSOR.

     1.3 "Licensed Rights", as used herein, shall mean Licensed Patent Rights and Licensed Know How.

     1.4. "Licensed Product(s)", as used herein, shall mean any composition of matter, product, apparatus, kit or component part thereof, and any process, procedure or method which cannot be developed, manufactured, used or sold without utilizing Licensed Rights.

     1.4.1 "Valid Claim" as used herein, means any claim, or claims, in any granted, unexpired, or judicially validated claim or claims of Patent Rights or of any pending claim in any then pending but unissued patent application which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

     1.5 "Licensed Know-how", as used herein, shall mean any method, procedure, process, composition of matter, biological material or other subject matter within the knowledge and possession of the Investigator on the effective date of this agreement which is incorporated or becomes part of the Licensed Patent Rights and which is disclosed by LICENSOR to LICENSEE and is identified as Licensed Know-how in writing by LICENSOR within 30 days thereafter.

     1.6 "Net Sales Revenue", as used herein, shall mean the gross receipts, royalties, fees or other valuable consideration of any kind received by or credited to the benefit of the LICENSEE for the sale of Licensed Products to unaffiliated third parties, less the following deductions:

          i) Trade or quantity discounts actually allowed and taken in such amounts as are customary;

          ii) Amounts repaid or credited by reason of timely rejections or returns.

     1.7 "Affiliates" shall mean any company, corporation, or business in which LICENSEE owns or controls at least a fifty percent (50%) ownership interest or which owns or controls at least a fifty percent (50%) ownership interest of LICENSEE.

     1.7.1 "Non-Royalty Income", as used herein, shall mean any licensing fees, upfront fees, milestone payments, equity, or any equivalent of the foregoing, that is explicitly due to or receivable by LICENSEE from a third party in consideration for a grant by LICENSEE to make, have made, use or sell LICENSED PRODUCTS or LICENSED RIGHTS.

     1.8  The "Effective Date" of this Agreement shall mean ________________.

                                   ARTICLE II

                                     GRANT
                                     -----

     2.1 LICENSOR hereby grants to LICENSEE and its Affiliates a worldwide exclusive license of LICENSOR's entire interest under Licensed Patent Rights, Licensed Know-how and Licensed Materials to make, have made, use and sell (including to sell for resale by others) Licensed Product(s). Nothing in this paragraph shall preclude LICENSOR from meeting its obligations to grant certain rights to the U.S. Government, the March of Dimes or the Ohio Cancer Research Associates, as required by those organizations.

     2.2 LICENSOR hereby grants to LICENSEE under Licensed Patent Rights, Licensed Know-how and Licensed Materials the exclusive right to grant one or more non-exclusive sub-licenses to make, have made, use and sell Licensed Product(s) provided only that such sub-licenses are granted by LICENSEE to such sub-licensees on terms no less favorable to LICENSOR than provided for herein.

     2.3 LICENSOR reserves unto itself the personal right to make, have made, use and publish information concerning Licensed Product(s) and Licensed Know-How for purposes of scholarly research by or on behalf of LICENSOR only, and for no other purpose; provided only, that LICENSOR agrees to notify LICENSEE of any information to be publicly disseminated by LICENSOR relating to Licensed Product(s) at least ninety (90) days prior to such public dissemination so that LICENSEE can take any steps deemed necessary by it to preserve domestic and/or foreign patent rights. All aforementioned restrictions on the LICENSOR shall terminate five (5) years after the effective date of this agreement, unless an extension is requested in writing by LICENSEE and approved by LICENSOR, such approval not to be unreasonably withheld. Notwithstanding the foregoing, LICENSOR shall not distribute Licensed Materials to commercial third parties without the prior written consent of LICENSEE. LICENSOR shall have the right to distribute Licensed Materials to not-for-profit third parties under terms of a materials transfer agreement incorporated herein as Attachment A.

     2.4 LICENSOR shall provide LICENSEE with sufficient quantities of Licensed Material TO enable LICENSEE to make Licensed Product(s).

                                  ARTICLE III

                             COMPENSATION-ROYALTIES
                             ----------------------

     3.1 LICENSEE agrees to pay to LICENSOR a royalty of [ * ] of the Net Sales Revenue derived by LICENSEE, and its Affiliates or sub-licensees, from the sale of Licensed Product(s) covered by Licensed Patent Rights throughout the term of this Agreement on a country-by country basis. Notwithstanding the foregoing, in the event that biological materials, patent rights or know-how licensed by LICENSEE from a third party, are required for the manufacture, use or sale (including as part of) a Licensed Product covered by a Valid Claim, LICENSEE shall pay LICENSOR a royalty of [ * ] on the Nets Sales Revenue of Licensed Products on a country-by-country basis.

      3.2 LICENSEE agrees to pay to LICENSOR a royalty of [ * ] of the Net Sales Revenue derived by LICENSEE, and its Affiliates or sub-licensees, from the sale of Licensed Products in any country where no Licensed Patent Rights are in effect at the time of such sales. If there are no Licensed Patent Rights under article 1.1 hereof, the term of this Agreement shall extend for ten (10) years from the effective date of the Agreement.

[*]  Confidential Treatment Requested

     3.3 The obligation to pay LICENSOR a royalty under this Article III is imposed only once with respect to the same unit of Licensed Product regardless of the number of Valid Claims or Patent Rights covering the same.

     3.4 LICENSEE agrees to pay LICENSOR the following sums within thirty (30) days of the time that each of the milestones listed below related to the Licensed Product is first reached:

          [ * ] upon execution of this Agreement
          [ * ] upon successful completion of Phase I clinical trials;
          [ * ] upon successful completion of Phase 111 clinical trials; [ * ] upon FDA approval of a New Drug Application.

     3.5 Royalty payments made pursuant to Articles 3.1 and 3.2, supra, shall be made quarterly for the three (3) month periods ending March 31, June 30, September 30 and December 31 of each calendar year and shall be due and payable within two (2) months of the termination of each quarter--i.e., such payments shall be due or payable on or before May 31, August 31, November 31 and the last day of February each calendar year.

     3.6 All monies due to LICENSOR hereunder shall be paid in United States dollars. LICENSEE shall be responsible for making the payment to the LICENSOR. The rate of exchange to be used in computing the amount of currency equivalent to United States dollars due to LICENSOR shall be made at the rate of exchange in effect at Chase Manhattan Bank on the last business day of the calendar month in which payment falls due.

     3.7 LICENSEE shall also pay to LICENSOR a percentage of [ * ] of all Non-Royalty Income receivable by LICENSEE in connection therewith. Any such payment to LICENSOR shall be made within thirty (30) days after receipt of such proceeds by LICENSEE. Any such sale or transfer shall not affect LICENSEE's obligation to pay royalties pursuant to articles 3.1 and 3.2 above. In no event shall Non-Royalty Income include any payment or other value due to or received by LICENSEE from a third party that is not explicitly due to or received by LICENSEE in consideration for a grant by LICENSEE to a third party to make, have made, use or sell LICENSED PRODUCTS under LICENSED RIGHTS.

[*]  Confidential Treatment Requested

     3.8 In the event that LICENSEE transfers or otherwise disposes of LICENSED RIGHTS to a third party in combination with a patent(s) and/or right(s) of one or more third parties and LICENSEE is due or receives Non-Royalty Income then LICENSEE shall pay LICENSOR an equitable portion of such Non-Royalty Income as to be determined by the good faith negotiations of LICENSOR and LICENSEE.

                                   ARTICLE IV

                           RECORD KEEPING AND REPORTS
                           --------------------------

     4.1 LICENSEE agrees to keep accurate records in sufficient detail to enable the royalties payable by LICENSEE to LICENSOR hereunder to be determined, and agrees to permit said records to be examined from time to time during the life of this Agreement , and for one (1) year after the expiration or termination thereof, at reasonable intervals by an independent auditor mutually agreeable to the parties, during normal business hours, and to the extent necessary to verify the reports and payments required hereunder.

     4.2  LICENSEE agrees to furnish LICENSOR with written Reports within two
(2) months of the termination of each calendar quarter (i.e., such written Reports shall be due as in Article 3.5 supra) setting forth separately by model number or other identifying designation, the total number of Licensed Products theretofore made and sold hereunder during the preceding calendar quarter and the royalties due thereon. Each such Report shall be accompanied by a copy of any sub-licensee's Report received subsequent to LICENSEE's prior Report and prior to LICENSEE's current Report. If available, LICENSEE agrees to provide LICENSOR a copy of its audited annual financial report and audited annual financial reports of its affiliates and sublicensees.

     4.3 In the event that LICENSEE's royalties calculated for any semi-annual period are in error by greater than MINUS TEN PERCENT (-10%), the costs of any audit and review initiated by LICENSOR will be borne by LICENSEE; but, otherwise, the LICENSOR shall bear the costs of any audit initiated by LICENSOR.

                                   ARTICLE V

                                 PATENT RIGHTS
                                 -------------

     5.1 LICENSEE shall, in the first instance, have the sole and exclusive right to file any and all patent applications, both foreign and domestic on any Invention or improvement falling within the scope of this Agreement; and, LICENSEE shall be responsible for all costs, fees and expenses incurred in connection with the filing, prosecution and maintenance of any such patent application and the maintenance of any patent issuing thereon. Any such patent shall be assigned to the LICENSOR and be included within the Licensed Patent Rights defined by this Agreement. LICENSOR shall be provided with all patent applications, Office Actions and responses in a timely manner for its review and comment prior to filing thereof. LICENSOR agrees to cooperate in filing patent applications in LICENSOR's name on any such Invention and/or improvement.

     5.2 In the event that LICENSEE determines that it will not, for any reason, file, prosecute and/or maintain any foreign or domestic patent application or patent on any Invention or improvement relating to the basic technology licensed hereunder, it will promptly notify LICENSOR of its decision and LICENSOR shall thereafter have the sole and exclusive right to file, prosecute and/or maintain any such patent application or patent, either foreign or domestic, at its own expense; and, any patent issuing therefrom shall not be included among Licensed Patent Rights and LICENSEE shall forfeit any right to the technology covered by such patent application or patent unless this Agreement shall be amended, in writing, to include such patent application or patent. LICENSEE agrees to cooperate in filing patent applications in LICENSOR's name on any such Invention and/or improvement where LICENSEE declines to proceed at its own expense.

     5.3 If, at any time during the term of this Agreement, LICENSEE elects to abandon any pending patent application or issued patent, either foreign or domestic, it shall notify LICENSOR of that decision at least two (2) months prior to any deadline for filing any response or taking any other action necessary to maintain any such application and/or patent in existence; and, thereafter, LICENSOR shall have the right and option to take over the sole and exclusive responsibility for the prosecution of any such application and/or the maintenance of any such patent solely at LICENSOR's expense, and any patent issuing there from shall not be included among Licensed Patent Rights and LICENSEE shall forfeit any right to that technology covered by such patend application or patent unless this Agreement is amended, in writing, to include such patent.

                                   ARTICLE V1

                                 DUE DILIGENCE
                                 -------------

     6.1 LICENSEE, during the entire term of this Agreement, shall utilize its best efforts in proceeding with the development, manufacture, sale and commercial exploitation of Licensed Product(s), and in creating a supply and demand for same.

     6.2 LICENSEE agrees to keep LICENSOR fully and promptly informed of its progress on the commercial exploitation of Licensed Product(s) hereunder by annual reports due at the end of each calendar year.

                                  ARTICLE V11

                                 PATENT MARKING
                                 --------------

     7.1 LICENSEE shall mark, and shall require its sub-licensee(s) to mark, each Licensed Product made and sold by it or by them with an appropriate patent marking.

                                  ARTICLE V111

                              TERM AND TERMINATION
                              --------------------

     8.1 This Agreement shall be in force from the Effective Date hereof and shall remain in full force and effect thereafter until the later of the last to expire of Patent Rights, unless extended by mutual written agreement of the parties or unless sooner terminated in accordance with the provision set forth herein below.

     8.2 If, at any time, LICENSEE shall have defaulted in the performance of its obligations hereunder, LICENSOR may give written notice of such default; and, if such default has not been cured within ninety (90) days after such written notice, this Agreement shall terminate forthwith on the ninety-first
(91st) day following the date of such written notice.

     8.3 LICENSEE may terminate this Agreement upon ninety (90) days written notice to LICENSOR.

                                   ARTICLE IX

                        DISPOSITION OF LICENSED PRODUCTS
                        --------------------------------
                            ON HAND UPON TERMINATION
                            ------------------------

     9.1 In the event of early termination of this Agreement, LICENSEE and its sub-licensees shall have the right to use or sell all the Licensed Products on hand at the time of such early termination, provided that LICENSEE shall be obligated to pay to the LICENSOR a royalty on such sales as set forth in Article III.

                                   ARTICLE X

                               GOVERNMENTAL RIGHT
                               ------------------

     10.1 In the event that it is found that any Licensed Right covered by this Agreement is subject to the rights and limitations of Public Laws (PL) 96-517 and 98-620 and implementing regulations prescribed by the Federal Office of Management and Budget, then LICENSEE agrees to include a statement in any such patent application fully identifying such governmental right; and, LICENSEE acknowledges that LICENSOR will have the right to furnish the Federal Government, among other things, with a worldwide, non-exclusive, royalty free license for such Invention(s) notwithstanding anything in this Agreement to the contrary.

                                   ARTICLE X1

                               PATENT ENFORCEMENT
                               ------------------

     11.1 LICENSEE shall have the sole and exclusive right to enforce LICENSOR's-Patent Rights and to file suit in its own name and in the name of LICENSOR to enforce such Patent Rights using counsel of LICENSEE's choice. LICENSEE shall also have the sole and exclusive right to defend all charges of infringements, using counsel of LICENSEE's choice, arising from the development, manufacture, use or sale of Licensed Products(s). Any infringement prosecution or defense shall be at LICENSEE's expense. LICENSEE shall further have the sole and exclusive right to settle and compromise any such controversy with third parties on terms that it, in its sole discretion, deems right and proper; provided only, that LICENSEE shall not grant to any third party a sub-license which is less favorable to LICENSOR in terms of royalty payments payable to LICENSOR than the terms provided for herein unless and until LICENSEE obtains LICENSOR's approval of such less favorable terms. Any recovery obtained by LICENSEE as the result of any such proceedings, by settlement or otherwise, shall be applied first, to pay LICENSEE's costs and expenses of the proceeding, with the remainder, if any, to be paid fifty percent (50%) to-LICENSOR and fifty percent (50%) to LICENSEE.

     11.2 In the event that LICENSEE shall determine, for any reason, that it does not choose to enforce LICENSOR's Patent Rights, then LICENSEE agrees to promptly notify LICENSOR of such decision; and thereafter, LICENSOR shall have the sole and exclusive right to enforce LICENSOR's Patent Rights solely at its expense and any and all recoveries shall be awarded solely and exclusively to LICENSOR.

     11.3 In the event that one party elects to prosecute and defend an infringement action pursuant to Articles 11.1 or 11.2, the other party shall cooperate and supply technical assistance reasonably requested by the other party for the conduct of the proceedings.

                                  ARTICLE X11

                   USE OF NAMES.  TRADE NAMES AND TRADEMARKS
                   -----------------------------------------

     12.1 LICENSEE agrees to refrain from using and to require its Affiliates to refrain from using the name of the Medical College of Ohio without the express written permission of the President of the Medical College of Ohio, and LICENSOR agrees to refrain from using the name of Targeted Genetics Corporation without the express written permission of the President of Targeted Genetics Corporation, such approval not to be unreasonably withheld by Targeted Genetics Corporation. Notwithstanding the foregoing, LICENSOR hereby consents to references to it (1) in such reports or documents sent to stockholders or filed with or submitted to any governmental regulatory agencies or bodies or stock exchanges or as may be required to obtain investment capital, or (2) pursuant to any requirements of applicable law or governmental regulations, provided that, in the event of any such disclosure, LICENSEE shall afford LICENSOR the prior opportunity to review the text of such disclosure. LICENSEE shall use its best efforts to comply with any reasonable requests by LICENSOR regarding changes.

                                  ARTICLE XIII

                                     WAIVER
                                     ------

     13.1 No omission or delay of either party hereto in requiring due and punctual fulfillment of the obligations of any other party hereto shall be deemed to constitute a waiver by such party of its rights to require such due and punctual fulfillment, or of any other of its remedies hereunder.

                                  ARTICLE XIV

                                   WARRANTIES
                                   ----------

     14.1 LICENSOR warrants that it has the lawful right to grant the license set forth herein.

     14.2 LICENSOR makes no express or implied warranties of merchantability or fitness of the Licensed Products for any particular purpose.

     14.3  Nothing in this Agreement shall be construed as:

          i) a warranty or representation by the LICENSOR as to the patentability, validity or scope of any of the Patent Rights;

          ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of proprietary rights of third parties; or,

          iii) an obligation to bring or prosecute actions or suits against third parties for infringement.

                                   ARTICLE XV

                          SUCCESSION AND ASSIGNABILITY
                          ----------------------------

     15.1 This Agreement and the rights and benefits conferred upon LICENSEE hereunder may not be assigned nor transferred by LICENSEE without the prior written consent of LICENSOR, except in the event of sale of all or a portion of the business of LICENSEE.

     15.2  This Agreement may be assigned by LICENSOR.

     15.3 This Agreement shall be binding upon and inure to the benefit of the successors, representatives and assigns of the parties hereto.

                                  ARTICLE XVI

                                   INDEMNITY
                                   ---------

     16.1 LICENSEE agrees to indemnify, hold harmless and defend LICENSOR, its officers, employees and agents, against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this Agreement including, but not limited to, any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use or operation of Licensed Products by LICENSEE or its sub-licensees or their customers in any manner whatsoever.

                                  ARTICLE XVII

                                CONFIDENTIALITY
                                ---------------

     17.1 LICENSOR and LICENSEE agree to hold in confidence all information received from the providing party and not to disclose it to any third party or use it for any purpose except as provided herein. The foregoing restrictions on use and disclosure shall continue for a period of three (3) years following termination of this Agreement, but shall not apply to any such information which:

          (a) is or later becomes generally available to the public by use, publication or the like, through no fault of the other Party; or

          (b) is obtained from a third party who had the legal right to disclose the same to the Party; or

          (c) the Party already possesses, as evidenced by its written records, predating receipt thereof from the other Party.

                                 ARTICLE XVIII

                                    NOTICES
                                    -------

     18.1 Any payment, notice or other communication required or permitted to be given by either party hereto shall be deemed to have been properly given and be effective on the date of delivery if delivered, in writing, in person or by first class certified mail with postage prepaid and return receipt requested to the respective addresses set forth below, or to such other address as either party shall designate by written notice given to the other party:

     In the case of LICENSOR:

          R. Douglas Wilkerson, Ph.D.
          Associate Vice President for Research
          Medical College of Ohio
          3000 Arlington Avenue
          Toledo, OH 43614

     In the case of LICENSEE:

          H. Stewart Parker
          President and CEO
          Targeted Genetics Corporation
          1100 Olive Way, Suite 100
          Seattle, WA 98101

                                  ARTICLE XIX

                                 APPLICABLE LAW
                                 --------------

     19.1 This Agreement shall be construed in accordance with, and its performance shall be governed by, the laws of the state of Ohio.

     19.2 All disputes that may arise in connection with this agreement and that are not adjusted by the parties themselves shall be submitted to binding arbitration under the rules and regulations of the American Arbitration Association relating to voluntary arbitrations. All costs of arbitration shall be divided equally between the parties. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

                                   ARTICLE XX

                                 MISCELLANEOUS
                                 -------------

     20.1 The headings of the several sections of this Agreement are inserted for convenience and reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     20.2 This Agreement will not be binding upon the parties until it has been signed by, or on behalf of, each party, in which event it shall be effective as of the Effective Date.

     20.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

     20.4 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     20.5 If any provision, or provisions, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

     20.6 In witness whereof, both the LICENSOR and LICENSEE have executed this Agreement, in duplicate originals but collectively evidencing only a single contract, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

     IN WITNESS WHEREOF, the parties have executed this Agreement through duly authorized representatives as of the date first above written.

MEDICAL COLLEGE OF OHIO                            TARGETED GENETICS CORPORATION

By:  R.D. Wilkerson                                By:  H. Stewart Parker
   -------------------------                         --------------------------

Title:                                             Title:  President & CEO
      ----------------------                             ----------------------

Date:  3/14/94                                     Date:  Feb. 28, 1994
     -----------------------                            -----------------------

                                  ATTACHMENT A

              MEDICAL COLLEGE OF OHIO MATERIALS TRANSFER AGREEMENT
              ----------------------------------------------------


_____________________________

_____________________________

_____________________________


Dear Dr. ______________:

     This is to acknowledge your request that certain research material (hereinafter Materials) developed in the laboratory of ________________ at the Medical College of Ohio (hereinafter MCO) be sent to you for scientific research purposes at _______________________.

     The Materials concerned, which belong to the MCO, are:
_______________________________________________________________________________.

     We would be pleased to permit your use of these Materials at your institution for your scientific research. However, before forwarding them to you, MCO would like you and your institution to agree to the following:

     (i) that the Materials will be used by you solely in connection with the following research project ("Research Project") described with specificity as follows (use an attachment page if necessary)
            ____________________________________________________________________

            ____________________________________________________________________

     (ii) that the Material shall be receive by you only for use in scientific research in your laboratory and that all applicable guidelines set forth by the national Institutes of Health (NIH) or other governmental agencies regarding the use of the Materials shall be followed;

     (iii) these Materials are provided as a service to the research community. THE MATERIALS ARE BEING SUPPLIED TO YOU WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MCO makes no representations that the use of the Materials will not infringe any patent or proprietary rights of third parties;

     (iv) that you and your institution shall receive the Materials in confidence and agree not to describe them to others not employed by your institution without MCO's prior written consent;

     (v) that you shall make known to MCO any results obtained from the use of the Material prior to the written disclosure of those results and/or written disclosure of any description of the Material so others not employed by your institution and you will make good faith efforts to do so thirty (30) days prior to such written (or oral) disclosure;

     (vi) that you and your institution shall bear all risk to you and/or any others resulting from any use, directly or indirectly, to which you put the Materials or any other material that could not have been made by for these Materials;

     (vii) that you shall not sell or otherwise transfer to any other party the Materials, method(s) of using the Materials or any other material that could not have been made but for the Materials, whether with or without consideration, for any purpose or use;

     (viii) that you shall not, directly or indirectly, use the Materials for commercial purposes;

     (ix) that you and your institution shall not obtain, and shall not attempt to obtain patent coverage on the Materials without the express written consent of MCO; and before seeking patent prosecution for the use of the Materials or any other materials that could not have been made but for the Materials, your institution will notify MCO so that MCO can assert any claims to legal inventorship it or its employees might have. In consideration of MCO's providing of the Material, your institution, to the extent it is able to do so under its policies and obligations to sponsors of your research, hereby grants to MCO a ninety (90) day option to negotiate a commercial license under any such patent application and your institution agrees to negotiate the license terms in good faith taking into account the respective parties' contributions and relevant industry and university standards for similar rights. Such option shall be exercised by MCO's agreement to support the filing of a U.S. patent application;

     (x) except where precluded by Federal law and to the extent allowed by State law, you and your institution agree to defend, indemnify, and hold harmless MCO, its trustees, officers, employees, and agents from any loss, claim, damage, or liability, of any kind whatsoever, which may arise from you or your institution's use, storage, or disposal of the Materials or any other material that could not have been made but for the Materials, except to the extent such arise due to the gross negligence of MCO;

     (xi) that you provide us with your Federal Express account number so that we may ship the Materials to you.

     You understand that no other right or license to these Materials or any other materials that could not have been made but for these Materials or to their use is granted or implied as a result of our transmission of these Materials to you.

     The Materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known. Moreover, they are not to be used for testing in or treatment of humans.

     This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Ohio.

     This Agreement embodies the entire understanding between MCO and (investigator institution) and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to transfer of these Materials.

     If you agree to accept these Materials under the above conditions, please sign the enclosed duplicate copy of this letter, have it signed by an authorized representative of your institution, and return one original to me. Upon receipt of that confirmation, the Materials will be forwarded to you.

                                        THE MEDICAL COLLEGE OF OHIO

                                        ---------------------------------------
                                        R. Douglas Wilkerson, Ph.D.
                                        Associate Vice President for Research


                                        Date
                                            -----------------------------------

ACCEPTED:

------------------------------------   ----------------------------------------
Recipient's Signature                  Authorized Institutional Representative's
                                       Signature


------------------------------------   ----------------------------------------
Recipient's Printed Name and Title     Representative's Printed Name and Title


------------------------------------   -----------------------------------------
Date                                   Date


                                       MCO REF. NO.
                                                   ----------------------------